   As filed with the Securities and Exchange Commission on November 24, 1997
                                                  Registration No. 333-
                                                                   -------------
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          --------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                    INTERACTIVE MEDICAL TECHNOLOGIES, LTD.
            (Exact name of registrant as specified in its charter)

                 Delaware                                  13-3367421
     ----------------------------------              --------------------
     (State or other jurisdiction                     (I.R.S. Employer
     of incorporation or organization)               Identification No.)


                         1997 STOCK COMPENSATION PLAN
                           (Full title of the plan)

                               Steve R. Westlund
                              1717 Stewart Street
                        Santa Monica, California 90404
                                (310) 586-5522
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                         ----------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                     Proposed         Proposed
                                     Maximum          Maximum
Title of           Amount            Offering         Aggregate    Amount of
Securities to      to be             Price            Offering     Registration
be Registered      Registered(1)     Per Share(2)     Price(2)     Fee(2)
-------------------------------------------------------------------------------
Common Stock,
$.001 par value    12,500,000 shares  $.0775           $968,750    $293.56

-------------------------------------------------------------------------------

(1) The number of shares being registered is the maximum aggregate number of shares presently issuable under the Plan. The registration statement also includes an indeterminable number of additional shares that may become issuable under the Plan pursuant to anti-dilution provisions.

(2) Computed pursuant to Rule 457(h) on the basis of the average of the bid and asked price of the Common Stock on November 21, 1997.
================================================================================

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents of Interactive Medical Technologies, Ltd., a Delaware corporation (the "Company") filed with the Securities Exchange Commission are incorporated by reference into this Registration Statement:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended December 31, 1996.

          Any statement contained in a document incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other document subsequently filed pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, which also is or is deemed to be incorporated in this Registration Statement by reference modifies or replaces such statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          The Registrant's Common Stock, $.001 par value, is registered under
Section 12 of the Exchange Act.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

          The legality of the Registrant's securities being registered will be passed upon by Robert Schulman, Esq. owned 0 shares of the Registrant's Common Stock and options to purchase 0 shares of the Registrant's Common Stock on November 21, 1997.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant's Articles of Incorporation provide for indemnification, to the fullest extent permitted by Section 145 of the Delaware Corporation Law, of officers and directors and from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, both as to action in their official capacity and as to action in another capacity while holding such office.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act") and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION.

          Not applicable.

ITEM 8.   EXHIBITS.

          EXHIBIT                  DESCRIPTION
          -------                  -----------
           5               Opinion of Robert Schulman, Esq. as to the legality
                           of the securities being registered.

           10.26           The 1997 Stock Compensation Plan.

           23.1            Consent of Beckman & Associates.

           23.2 Consent of Robert Schulman, Esq. (included in his opinion filed as Exhibit 5).


ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement.

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on November 24, 1997.

                              INTERACTIVE MEDICAL TECHNOLOGIES, LTD.


                              By: /s/ Steven R. Westlund
                                  -------------------------------------------
                                  Steven R. Westlund, Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Steven
R. Westlund, Chief Executive Officer of the registrant, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date                          Signature                             Title
----                          ---------                             -----

November 24, 1997             /s/ Steven R. Westlund                Chief Executive Officer and Director
                              ------------------------
                                  Steven R. Westlund

November 24, 1997             /s/ Peter J. Benz                     President and Director
                              ------------------------
                                  Peter J. Benz

November 24, 1997             /s/ Owen Naccarato                    Chief Financial Officer
                              ------------------------
                                  Owen Naccarato

                                 EXHIBIT INDEX

              EXHIBIT
              NUMBER          DESCRIPTION
              --------        -----------
              5               Opinion of Robert Schulman, Esq. as to
                              the legality of securities being registered.

              10.26           The 1997 Stock Compensation Plan

              23.1            Consent of Beckman & Associates

              23.2            Consent of Robert Schulman, Esq. (included in his
                              Opinion filed as Exhibit 5).
